Exhibit 5.1

50 Fremont Street San Francisco, CA 94105 Tel 415.983.1000 Fax 415.983.1200	MAILING ADDRESS P. O. Box 7880 San Francisco, CA 94120 www.pillsburylaw.com

January 7, 2009

Headwaters Incorporated

10653 South Riverfront Parkway, Suite 300

South Jordan, Utah 84095

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Headwaters Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”), including the prospectus included therein (the “Prospectus”), relating to the registration of the following securities of the Company having an aggregate initial public offering price of up to U.S. $250,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies: (a) shares of Common Stock, par value $0.001 per share (the “Common Stock”), (b) shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), in one or more series, (c) depositary shares evidenced by depositary receipts, each representing fractional interests in Preferred Stock (the “Depositary Shares”), (d) debt securities, in one or more series (the “Debt Securities”), (e) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or any combination thereof (the “Warrants”) and (f) units consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, or any combination thereof, in one or more series (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Securities.” The Debt Securities will be issued pursuant to an Indenture in substantially the form of Exhibit 4.3 to the Registration Statement (the “Indenture”) to be entered into between the Company and a trustee to be identified in the Indenture (the “Trustee”).

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. In rendering this opinion, we have assumed that (i) the Indenture will be duly authorized, executed and delivered by the Trustee, (ii) where applicable, the Securities will be properly authenticated by the manual signature of an authorized representative of the Trustee, warrant agent, depositary, unit agent or transfer agent and (iii) the signatures on all documents examined by us are genuine, which assumptions we have not independently verified.

Based upon the foregoing, we are of the opinion that

January 7, 2009

1. With respect to the Common Stock, when the Board of Directors of the Company or a duly authorized committee of such Board (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of the Common Stock (including any shares of the Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of a certificate of designations conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock with the Secretary of State of the State of Delaware, and when shares of such series of Preferred Stock have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

3. With respect to the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of the Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares and such series of the Preferred Stock and related matters, including the filing of a certificate of designations conforming to the Delaware General Corporation Law regarding such series of the Preferred Stock with the Secretary of State of the State of Delaware, (b) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (a “Deposit Agreement”), which establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of the Preferred Stock have been deposited with such depositary in accordance with suchDeposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action and (e) receipts (“Receipts”) evidencing such Depositary Shares are duly issued against the deposit of such series of the Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

January 7, 2009

4. With respect to any of the Debt Securities, when (a) the Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

5. With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a warrant agent (a “Warrant Agreement”), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of the appropriate Warrant Agreement and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, the Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

6. With respect to any of the Units, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of securities underlying such Units in connection therewith, the terms of such Units, the offering of such Units and related matters, (b) a unit agreement has been duly authorized, executed and delivered by the Company and a unit agent selected by the Company (a “Unit Agreement”), which establishes the terms of such Units and their issuance and sale, (c) such Units have been duly executed and authenticated or countersigned in accordance with the terms of such Unit Agreement, (d) the Units have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Unit Agreement, such Units will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be

January 7, 2009

limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law) and by requirements of reasonableness, good faith and fair dealing.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Securities, the Registration Statement, and any amendments thereto (including post-effective amendments), will be effective, a supplement to the Prospectus will have been prepared and filed with the Commission describing such Securities, the authorization of such Securities will not have been modified or rescinded by the Board and, if such Securities are shares of the Common Stock or the Preferred Stock, the Company will have a sufficient number of authorized but unissued shares thereof under its Amended and Restated Certificate of Incorporation at the time of the issuance thereof and there will not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

This opinion is limited to matters governed by the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting such law) and the laws of the State of New York.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP